     As filed with the Securities and Exchange Commission on April 5, 2001
                                                     Registration No. 333-


                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM S-8

                          REGISTRATION STATEMENT UNDER
                           THE SECURITIES ACT OF 1933

                                  SEPRACOR INC.
             (Exact Name of Registrant as Specified in Its Charter)


          DELAWARE                                               22-2536587
(State or Other Jurisdiction of                              (I.R.S. Employer
Incorporation or Organization)                              Identification No.)


                111 LOCKE DRIVE, MARLBOROUGH, MASSACHUSETTS 01752
               (Address of Principal Executive Offices) (Zip Code)


                            2000 STOCK INCENTIVE PLAN
                            (Full Title of the Plan)


                              SUSAN W. MURLEY, ESQ.
                                HALE AND DORR LLP
                                 60 STATE STREET
                           BOSTON, MASSACHUSETTS 02109
                     (Name and Address of Agent For Service)

                                 (617) 526-6000
          (Telephone Number, Including Area Code, of Agent For Service)

                         CALCULATION OF REGISTRATION FEE


--------------------------------------------------------------------------------------------------------------------
--------------------------------------------------------------------------------------------------------------------
 Title of securities to        Amount to be        Proposed maximum      Proposed maximum           Amount of
      be registered             registered        offering price per    aggregate offering      registration fee
                                                         share                 price

--------------------------------------------------------------------------------------------------------------------
Common Stock,                 2,500,000 shares       $ 30.0(1)             $75,000,000(1)           $18,750
$.10 par value
--------------------------------------------------------------------------------------------------------------------

(1) Estimated solely for the purpose of calculating the registration fee, and based upon the average of the high and low prices of the Common Stock on the Nasdaq National Market on April 4, 2001 in accordance with Rules 457(c) and 457(h) of the Securities Act of 1933.

PART I.  INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

         Item 1. PLAN INFORMATION
                 ----------------

         The information required by Item I is included in documents sent or given to participants in the 2000 Stock Incentive Plan of Sepracor Inc., a Delaware corporation (the "Registrant"), pursuant to Rule 428(b)(1) under the Securities Act of 1933, as amended (the "Securities Act").

         Item 2. REGISTRANT INFORMATION AND EMPLOYEE PLAN ANNUAL INFORMATION
                 -----------------------------------------------------------

         The written statement required by Item 2 is included in documents sent or given to participants in the 2000 Stock Incentive Plan of the Registrant pursuant to Rule 428(b)(1) of the Securities Act.

PART II. INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

         Item 3. INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE.
                 -----------------------------------------------

         The Registrant is subject to the informational and reporting requirements of Sections 13(a), 14, and 15(d) of the Securities Exchange
Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). The following documents, which are filed with the Commission, are incorporated in this Registration Statement by reference:

         (1) The Registrant's latest annual report filed pursuant to Section 13(a) or 15(d) of the Exchange Act, or the latest prospectus filed pursuant to Rule 424(b) under the Securities Act, that contains audited financial statements for the Registrant's latest fiscal year for which such statements have been filed.

         (2) All other reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the document referred to in (1) above.

         (3) The description of the Common Stock, par value $.10 per share ("Common Stock"), contained in a registration statement filed under the Exchange Act, including any amendment or report filed for the purpose of updating such description.

         All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14, and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all shares of Common Stock offered hereby have been sold or which deregisters all shares of Common Stock then remaining unsold, shall be deemed to be incorporated by reference herein and to be part hereof from the date of the filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for the purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

         Item 4. DESCRIPTION OF SECURITIES.
                 -------------------------

         Not applicable.

         Item 5. INTERESTS OF NAMED EXPERTS AND COUNSEL.
                 --------------------------------------

         Not applicable.

         Item 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS.
                 -----------------------------------------

         Section 145 of the Delaware General Corporation Law provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he is or was a director, officer, employee or agent of the corporation or is or was serving at its request in such capacity in another corporation or business association, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

         Section 102(b)(7) of the Delaware General Corporation Law permits a corporation to provide in its certificate of incorporation that a director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under
Section 174 of the Delaware General Corporation Law, or (iv) for any transaction from which the director derived an improper personal benefit.

         Article NINTH of the Registrant's Restated Certificate of Incorporation, as amended, (the "Certificate of Incorporation") provides that no director of the Registrant shall be liable for any breach of a fiduciary duty, except to the extent that the Delaware General Corporation Law prohibits the elimination or limitation of liability of directors for breach of fiduciary duty.

         Article THIRTEENTH of the Certificate of Incorporation provides that a director or officer of the Registrant (a) shall be indemnified by the Registrant against all costs, charges, expenses (including attorneys' fees), judgments, fines and amounts paid in settlement incurred in connection with any litigation or other legal proceeding (other than an action by or in the right of the Registrant) brought against him by virtue of his position as a director or officer of the Registrant if he acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the Registrant, and, with respect to any criminal action or proceeding, has no reasonable cause to believe his conduct was unlawful and (b) shall be indemnified by the Registrant against all costs, charges and expenses (including attorneys' fees) incurred in connection with any action by or in the right of the Registrant brought against him by virtue of his position as a director or officer of the Registrant if he acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the Registrant, except that no indemnification shall be made with respect to any such matter as to which such person shall have been adjudged to be liable to the Registrant, unless a court determines that, despite such adjudication but in view of all of the circumstances, he is entitled to indemnification of such expenses. Notwithstanding the foregoing, to the extent that a director or officer has been successful, on the merits or otherwise, including, without limitation, the dismissal of an action without prejudice or the settlement of an action without admission of liability, he is required to be indemnified by the Registrant against all costs, charges and expenses (including attorneys' fees) incurred in connection therewith. Expenses shall be advanced to a director or officer at his request, provided that he undertakes to repay the amount advanced if it is ultimately determined that the is not entitled to indemnification for such expenses.

         Indemnification is required to be made unless the Board of Directors or independent legal counsel determines that the applicable standard of conduct required for indemnification has not been met. In the event of a determination by the Board of Directors or independent legal counsel that the director or officer did not meet the applicable standard of conduct required for indemnification, or if the Registrant fails to make the applicable standard of conduct required for indemnification, or if the Registrant fails to make an indemnification payment within 60 days after such payment is claimed by such person, such person is permitted to petition the court to make an independent determination as to whether such person is entitled to indemnification. As a condition precedent to the right of indemnification, the director or officer must give the Registrant notice of the action for which indemnity is sought and the Registrant has the right to participate in such action or assume the defense thereto.

         Article THIRTEENTH of the Certificate of Incorporation further provides that the indemnification provided therein is not exclusive, and provides that in the event that the Delaware General Corporation Law is amended to expand the indemnification permitted to directors or officers the Registrant must indemnify those persons to the fullest extent permitted by such law as so amended.

         Item 7. EXEMPTION FROM REGISTRATION CLAIMED.
                 -----------------------------------

         Not applicable.

         Item 8. EXHIBITS.
                 --------

         The Exhibit Index immediately preceding the exhibits is incorporated herein by reference.

         Item 9. UNDERTAKINGS.
                 ------------

         1.       The Registrant hereby undertakes:

                  (a) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration
                  Statement:

                           (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

                           (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement; and

                           (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

         PROVIDED, HOWEVER, that paragraphs (a)(i) and (a)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

                  (b) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof.

                  (c) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         2. The Registrant hereby undertakes that, for the purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be in the initial BONA FIDE offering thereof.

         3. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the town of Marlborough, Commonwealth of Massachusetts, on the 5th day of April, 2001.

                                         SEPRACOR INC.


                                         By: /s/ Robert F. Scumaci
                                             -----------------------------
                                             Robert F. Scumaci,
                                             Executive Vice President, Finance
                                             and Administration, and Treasurer



                                POWER OF ATTORNEY

         We, the undersigned officers and directors of Sepracor Inc. hereby severally constitute Timothy J. Barberich, David P. Southwell and Robert F. Scumaci, and each of them singly, our true and lawful attorneys with full power to them, and each of them singly, to sign for us and in our names in the capacities indicated below, the Registration Statement on Form S-8 filed herewith and any and all subsequent amendments to said Registration Statement, and generally to do all such things in our names and behalf in our capacities as officers and directors to enable Sepracor Inc. to comply with the provisions of the Securities Act of 1933, as amended, and all requirements of the Securities and Exchange Commission, hereby ratifying and confirming our signatures as they may be signed by said attorneys, or any of them, to said Registration Statement and any and all amendments thereto.

         Pursuant to the requirements of the Securities Act, this Registration Statement has been signed below by the following persons in the capacities and on the date indicated.


 SIGNATURE                                     TITLE                                     DATE

/s/ Timothy J. Barberich
-------------------------                      Chief Executive Officer and               April 5, 2001
 Timothy J. Barberich                          Director (Principal Executive
                                               Officer)

/s/ David P. Southwell
-------------------------                      Executive Vice President and              April 5, 2001
 David P. Southwell                            Chief Financial Officer
                                               (Principal Financial Officer)

/s/ Robert F. Scumaci
-------------------------                      Executive Vice President, Finance         April 5, 2001
 Robert F. Scumaci                             and Administration (Principal
                                               Accounting Officer)

/s/ James G. Andress
-------------------------                      Director                                  April 5, 2001
 James G. Andress

/s/ Digby W. Barrios
-------------------------                      Director                                  April 5, 2001
 Digby W. Barrios

/s/ Robert J. Cresci
-------------------------                      Director                                  April 5, 2001
 Robert J. Cresci

/s/ Keith Mansford, Ph.D.
-------------------------                      Director                                  April 5, 2001
 Keith Mansford, Ph.D.

/s/ James F. Mrazek
-------------------------                      Director                                  April 5, 2001
 James F. Mrazek

/s/ Alan A. Steigrod
-------------------------                      Director                                  April 5, 2001
 Alan A. Steigrod


                                  EXHIBIT INDEX

EXHIBIT
NUMBER      DESCRIPTION

4.1(1)      Restated Certificate of Incorporation of the Registrant, as amended
4.2(1)      Amended and Restated By-Laws of the Registrant
4.3(2)      Specimen Certificate of Common Stock of the Registrant
5           Opinion of Hale and Dorr LLP
23.1        Consent of Hale and Dorr LLP (included in Exhibit 5)
23.2        Consent of PricewaterhouseCoopers LLP
23.3        Consent of Arthur Andersen LLP
24          Power of Attorney (included in the signature pages of this
            Registration Statement)


------------------------

(1) Incorporated herein by reference from the Registrant's Annual Report on Form 10-K for the year ended December 31, 2000.

(2) Incorporated herein by reference from the Registrant's Registration Statement on Form S-1 (File No. 33-41653).